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                                 FIRST AMENDMENT

                                     TO THE

                          PLAN AND AGREEMENT OF MERGER

                                      OF

                           ESENJAY EXPLORATION, INC.

                                      AND

                             3DX TECHNOLOGIES INC.

                             DATED AS OF MAY 11, 1999



     Reference is hereby made to that certain Plan and Agreement of Merger of Esenjay Exploration, Inc. and 3DX Technologies Inc. dated as of May 11, 1999 (the "Merger Agreement"). The parties agree that Paragraph 6.1.8 hereby replaced in its entirety with the following:

     6.1.8 BY ESENJAY OR 3DX IF MERGER NOT EFFECTIVE BY OCTOBER 15, 1999. By either Esenjay or 3DX, if the merger shall not have become effective on or before October 15, 1999.

     Except as amended hereby, the Merger Agreement shall remain in full force and effect, and the parties ratify, confirm and adopt the Merger Agreement as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Merger Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of August 20, 1999.


                                       3DX TECHNOLOGIES, INC.


                                       By: /s/ Ronald P. Nowak
                                          -----------------------------------
                                               Ronald P. Nowak, PRESIDENT


                                       ESENJAY EXPLORATION, INC.


                                       By: /s/ Michael E. Johnson
                                          -----------------------------------
                                               Michael E. Johnson, PRESIDENT